Exhibit 10.12

CONVERTIBLE PROMISSORY NOTE
$ 39,961.17

August  22, 2008
New York, New York

FOR VALUE RECEIVED, Omagine, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Charles P. Kuczynski (the "Payee"), the principal amount of Thirty Nine Thousand Nine Hundred Sixty One Dollars and Seventeen Cents ($39,961.17) plus interest thereon as set forth herein, on the Maturity Date (as defined below).

1.           Interest. Interest shall accrue on the unpaid principal amount hereof calculated on the basis of a 365 day year at the rate of eight percent (8%) per annum, subject to the following sentence. In no event shall interest charged hereunder exceed the maximum rate authorized by law. Interest shall be calculated from (and including) the day after the date hereof to (but not including) the date of payment.

2.           Method of Payment.

(i)           Cash. All cash payments of principal and interest shall be made in lawful currency of the United States of America which shall be legal tender in payment of all debts, public and private, at the time of payment.

(ii)           Right of Conversion. This Promissory Note (“Note”) shall, at the option of Payee, be convertible into shares (“Shares”) of the Company’s $0.001 common stock (“Common Stock”), in whole or in part at any time and from time to time, after the issue date hereof. The number of shares of Common Stock issuable upon a conversion hereunder equals the quotient obtained by dividing (x) the outstanding amount of this Note plus all accrued interest thereon to be converted by (y) $0.40. The Company shall deliver Common Stock certificates to the Payee within ten (10) business days after a Conversion Date. The Payee shall effect conversions by delivering to the Company a completed notice in the form attached hereto as Exhibit A (a “Conversion Notice”).  The date on which a Conversion Notice is delivered is the “Conversion Date.” Unless the Payee is converting the entire principal amount outstanding under this Note, the Payee is not required to physically surrender this Note to the Company in order to effect conversions.  Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note plus all accrued and unpaid interest thereon in an amount equal to the applicable conversion. The Payee and the Company shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.

3.           Maturity Date. The principal hereof and interest thereon shall mature and be payable on February 28, 2009 unless payable earlier in accordance with Section 6 (the "Maturity Date").

4.           Prepayment. This Note may be prepaid in whole or in part at any time without premium or penalty. All prepayments shall be applied first to interest and costs owed hereunder and then to principal. This Note may be converted into Common Stock pursuant to the terms of Section 2(ii) at any time after the issue date hereof.

5.           Restricted Securities. Payee acknowledges that the Company will endorse all certificates representing the Shares with a legend, together with any legend that any state authority may require in connection with the issuance or sale of the Shares, substantially in the following form:

“These Securities have not been registered under the Securities Act of 1933, as amended, (the “Act”) or the securities laws or regulations of any state.  They may not be offered for sale or sold, absent an effective registration statement under the Act or an opinion of counsel, satisfactory to the Company, that such registration is not required under the Act or any applicable State laws or regulations”.

Payee acknowledges that the Shares are “restricted securities” as that term is defined in the Act and are being offered without any registration in reliance on the exemptions from registration contained in Section 4.2 and/or Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Act, and under similar exemptions afforded under the laws of the various states only to an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated by the SEC under the Act. Payee acknowledges and represents that he is an “accredited investor” as so defined.

Payee understands that (A) based upon an exemption from such registration requirements pursuant to Section 4(2) and Regulation D under the Act, the Shares will not be registered under the Act or the securities laws of any state;  (B) resale or other transfer of the Shares may be restricted under the Act and/or applicable state securities laws and such Shares therefore may not be sold, pledged, assigned or otherwise disposed of, unless they are registered under the Act, or an exemption from such registration is available; and (C) other than as set forth in this Note between the Company and Payee, the Company is under no obligation to register the Shares under the Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

6.           Insolvency. All amounts of principal, interest and costs due hereunder shall become immediately due and payable in the event that: (a) the Company makes an assignment for the benefit of creditors; (b) an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; (c) any order for relief with respect to the Company is entered under bankruptcy, insolvency or other similar laws; or (d) the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator, or commences any proceeding relating to itself under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (i) the Company in writing indicates its approval thereof, consents thereto or acquiesces therein, or (ii) such petition, application or proceeding is not dismissed within thirty (30) days.

7.           Expenses. In the event this Note is not paid on the stated Maturity Date, or should it be necessary for Payee to enforce any other of its rights hereunder, the Company will pay to Payee, in addition to principal and other charges due hereunder, all costs of collection or enforcement, including reasonable attorneys' fees, costs and expenses, whether incurred with respect to collection, litigation, bankruptcy proceeding, interpretation, dispute, negotiation, trial, appeal, defense of actions instituted by a third party against Payee arising out of or related to the indebtedness evidenced hereby, enforcement of any judgment based on this Note, or otherwise, whether or not a suit to collect such amounts or to enforce such rights is brought or, if brought, is prosecuted to judgment.

8.           Waiver of Rights.  No delay on the part of the Payee in exercising any of its options, powers or rights nor any partial or single exercise of any such options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right.

9.           Demand for Payment. Presentment and demand for payment, notice of dishonor, protest and notice of protest, are hereby waived by the Company.

10.           Amendment / Binding Agreement. This Note (a) may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought and (b) shall be binding upon the Company, and shall inure to the benefit of and be enforceable by Payee, its successors and assigns.

11.           Governing Law. The validity, enforcement and construction of this Note shall be governed in all respects by the internal laws of the state of New York.

12.           Submission to Jurisdiction; Venue. The Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the state of New York or of the United States District Court for the Southern District of New York for the purposes of any action or proceeding (each a "Claim") arising out of or relating to this Note and hereby waives, and agrees not to assert in any such Claim that it is not personally subject to the jurisdiction of the courts of the state of New York or the United States District Court for the Southern District of New York, that such Claim is brought in an inconvenient forum or that the venue is improper. The Company consents to process being served in any such Claim by mailing a copy thereof to its principal executive office and agrees that such service upon receipt shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve legal process in any other manner permitted by law.

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered in its name as of the date first above written.

Omagine, Inc.

By:	/s/ Frank J. Drohan
Frank J. Drohan
President

By:	/s/ Charles P. Kuczynski
Charles P. Kuczynski
Secretary

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